Volta Inc. Provides Business Update

- Company Expects to Report Fourth Quarter and Full Year 2021 Revenue of approximately $12 Million and $32 Million, respectively -
- Expects First Quarter 2022 Revenue to Range from $8 million to $8.5 Million -
- Provides Full Year 2022 Revenue Outlook of $70 million to $80 Million -
- Expects Form 10-K Filing to be Delayed -

SAN FRANCISCO March 31, 2022 – Volta Inc. ("Volta" or the “Company") (NYSE: VLTA), an industry leading global EV charging network, powering vehicles and commerce, today announced preliminary revenues of approximately $12 million for its fourth quarter 2021, up 45% year-over-year, and revenues of $32 million for the full year ended December 31, 2021, up 66% year-over-year. Total stalls connected as of December 31, 2021 was 2,330.
Furthermore, the Company expects first quarter 2022 revenues to range from $8 million to $8.5 million. For full year 2022, the Company anticipates revenues to range from $70 million to $80 million. Volta expects 2022 revenue to be greater in the second half of the year, as a reflection of the growing scale of our network and accompanying seasonal media revenue patterns. For 2022, the Company expects total incremental, connected stalls in the range of 1,700 to 2,000.
Due to additional time required to complete its year-end reporting process and file its Annual Report on Form 10-K for the fiscal year ended December 31, 2021, Volta expects to file a Notification of Late Filing on Form 12b-25. Upon completion of the filing of Form 10-K, the Company anticipates holding an investor call.
About Volta Inc.
Volta Inc. (NYSE: VLTA) is a leading global EV charging network, powering vehicles and commerce. Volta Charging's vision is to build EV charging networks that capitalize on and catalyze the shift from combustion-powered miles to electric miles by placing stations where consumers live, work, shop and play. By leveraging a data-driven understanding of driver behavior to deliver EV charging solutions that fit seamlessly into drivers' daily routines, Volta Charging's goal is to benefit consumers, brands and real-estate locations while helping to build the infrastructure of the future. As part of Volta Charging's unique EV charging offering, its stations allow it to enhance its site hosts' and strategic partners' core commercial interests, creating a new means for them to benefit from the transformative shift to electric mobility. To learn more, visit www.voltacharging.com.
Forward-Looking Statements
This press release includes forward-looking statements, which are subject to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “anticipates,” “feels,” “believes,” expects,” “estimates,” “projects,” “intends,” “should,” “is to be,” or the negative of such terms, or other comparable terminology and include, among other things, statements regarding Volta’s strategy and other future events that involve risks and uncertainties. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors, including, but not limited to: intense competition faced by Volta in the electric vehicle (“EV”) charging market and in its content activities; the possibility that Volta is not able to build on and develop strong relationships with real estate and retail partners to build out its charging network and content partners to expand its content sales activities; market conditions, including seasonality, that may impact the demand for EVs and EV charging stations or content on Volta’s digital displays; the ability of Volta to effectively retain senior management and execute on its business strategy; risks, cost overruns and delays associated with construction and installation of Volta’s charging stations; risks associated with any future expansion by Volta into additional international markets; cost increases, delays or new or increased taxation or other restrictions on the availability or cost of electricity; rapid technological change in the EV industry may require Volta to continue to develop new products and product innovations, which it may not be able to do successfully or without significant cost; the impact of competing technologies that could reduce the demand for EVs; the risk that Volta’s shift to including a pay-for-use charging business model and the requirement of mobile check-ins adversely impacts Volta’s ability to retain driver interest, content partners and site hosts; the EV market may not continue to grow as expected; the risk that Volta may fail to effectively build scalable and robust processes to manage the growth of its business and to expand its geographic footprint; the ability to protect its intellectual property rights; and those factors discussed in Volta’s Quarterly Report on Form 10-Q under the heading “Risk Factors,” filed with the Securities and Exchange Commission (the “SEC”), as supplemented by other reports and documents Volta files from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and Volta undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Contacts:
Investors: IR@voltacharging.com
Media: press@voltacharging.com